  Exhibit 99.1

g8wave Holdings, Inc. Appoints William Duke Jr. as its Chief Financial Officer

BOSTON, Mass. - August 31, 2007 - g8wave Holdings, Inc. (OTC Bulletin Board: GEWV.OB) (“g8wave” or the “Company”), an integrated mobile media company with offices in Boston, Los Angeles and London, today announced the appointment of William E. Duke, Jr. to serve as Chief Financial Officer of the Company, effective as of August 27, 2007.

Mr. Duke brings to g8wave more than 13 years of financial and operational management experience at leading consulting and technology companies. He joins g8wave from OTF Group, Inc. (“OTF”) where he served as Chief Financial Officer responsible for directing OTF’s worldwide financial strategy and operations. While at OTF, Mr. Duke was responsible for financial and accounting operations, investor relations, information systems, and legal and administrative matters. Prior to OTF, Mr. Duke served in a number of finance management roles at NerveWire, Inc. and Oak Industries, Inc. and as a senior accountant at Deloitte & Touche LLP. Mr. Duke holds a Bachelor of Science degree in Accounting from Stonehill College, a Master of Business Administration from Bentley College, and is a Certified Public Accountant.

"g8wave is an emerging industry leader in a rapidly growing market and Bill’s talents are ideally suited for this stage in our company’s development," said Habib Khoury, President and Chief Executive Officer of g8wave. "He brings a wealth of experience in business strategy for public and private companies while maintaining the highest standard of corporate governance. Bill is an important addition to the senior management team as we identify strategic opportunities for growth and continue to push aggressively into new markets."

"g8wave represents a unique opportunity as a leading mobile media company with marquee customers and partners, and dedicated leadership," Mr. Duke said. "My primary goal will be to provide the fiscal expertise and strategic guidance that will optimize these assets and help the company achieve its full business potential."

About g8wave Holdings, Inc.:

g8wave Holdings, Inc. is a leading integrated mobile media company and a global provider of interactive entertainment, social networking/community services and mobile marketing services. The Company provides services in the following areas: mobile content distribution services, mobile marketing applications and consulting, and mobile community development services. For more information about g8wave Holdings, Inc., visit www.g8wave.com.

Forward Looking Statement Disclaimer

The statements contained in this press release contain certain forward-looking statements within the meaning of the federal securities laws, including, without limitation, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are those detailed in the Company’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our filings with the Securities and Exchange Commission for a discussion of such risks.

Contact: Mr. Crocker Coulson, President CCG Investor Relations Inc. Phone: 646-213-1915 (New York) Email: crocker.coulson@ccgir.com	Mr. Habib Khoury, President & CEO g8wave Holdings, Inc. Phone: 617-859-3360 (Boston) Email: habib@g8wave.com

Media Contact :
Ms. Saskia Sidenfaden, Senior Media Executive
CCG Investor Relations Inc.
Phone : 646-213-2822 (New York)
Email : saskia.sidenfaden@ccgir.com